Exhibit 10.17

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), by and between CatchMark Timber Trust, Inc., a Maryland corporation (the “Company”), and Jerrold Barag (“Executive”), is entered into and effective as of December 31, 2018.
WHEREAS, the Company and Executive have previously entered into that certain Employment Agreement, dated as of October 30, 2013 (the “Employment Agreement”);
WHEREAS, pursuant to Section 18(c) of the Employment Agreement, the Employment Agreement may be amended or modified by a written agreement executed by the Company and Executive; and
WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:
SECTION 1.    Amendment. The Employment Agreement is hereby amended as follows:
A.     Section 1 of the Employment Agreement is hereby amended to provide that upon expiration of the Renewal Period on December 31, 2018, the Employment Agreement shall automatically renew for a one-year period ending December 31, 2019 (the “2019 Renewal Period”). The 2019 Renewal Period shall be included in the definition of “Renewal Period” and “Term” for purposes of the Employment Agreement.
B.     The following sentence is hereby added to the end of Section 7(c) of the Employment Agreement:
“Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts Executive from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Executive individually (and not directed to the Company) from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law.”
SECTION 2.    Effect on Employment Agreement. The Employment Agreement, as amended by this Amendment, is and shall continue to be in full force and effect, and is, as hereby

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amended, confirmed and ratified. From and after the date hereof, each reference in the Employment Agreement to “this Agreement”, “hereunder”, “hereof” or other words of like import shall, except where the context otherwise requires, mean the Employment Agreement as amended by this Amendment.
SECTION 3.    Counterparts; Facsimile Transmission. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile or electronic transmission.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

THE COMPANY:

CATCHMARK TIMBER TRUST, INC.

By: /s/ Donald S. Moss
Name: Donald S. Moss
Title: Chairman of Compensation Committee

EMPLOYEE:

/s/ Jerrold Barag
JERROLD BARAG

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